Exhibit 10.44

In July 2006, Xethanol BioFuels LLC (“BioFuels”), a wholly-owned subsidiary of Xethanol Corporation, and Aventine Renewable Energy Holdings, Inc. (“Aventine”) agreed to amend their ethanol marketing agreement dated as of May 20, 2005. Under the amended marketing agreement, Aventine will purchase all 41 million gallons of ethanol that BioFuels will be capable of producing after completion of the expansion of BioFuels production facility in 2007 on the same terms and subject to the same conditions as Aventine is obligated under the original marketing agreement to purchase all 6 million gallons that BioFuels is currently capable of producing.